EXHIBIT 99.1

CeraShield™ Coated Endotracheal Tubes Provide up to 21 Days of Protection against Bacterial Colonization in Preclinical Testing

Antimicrobial efficacy lasts for 21 days compared to 3 days for C.R. Bard’s Agento™  Endotracheal Tube

DENVER.-March 18, 2008.  Ceragenix Pharmaceuticals, Inc. (OTCBB:CGXP - News) (the “Company”), a biopharmaceutical and medical device company focused on infectious disease and dermatology, today announced that preclinical testing of the Company’s Cerashield™ coated endotracheal tubes and C.R. Bard’s recently FDA cleared Agento™ tube has shown that Cerashield™ coated endotracheal tubes were able to provide a 7 fold increase in the duration of antimicrobial protection compared to the recently cleared silver coated Agento™ tube from C.R. Bard.   The CeraShield™ coated endotracheal tube was able  prevent bacterial colonization and biofilm development for 21 days while C.R. Bard’s Agento™ endotracheal tubes lost their ability to prevent bacterial colonization and biofilm development after 3 days when challenged with daily high inocula (10E6) of Pseudomonas aeruginosa.  Bacterial growth on endotracheal tubes is a key component in the pathogenesis of Ventilator Associated Pneumonia (“VAP”) which afflicts an estimated 250,000 patients each year and is associated with high morbidity ( 36,000 deaths) and added hospital costs of $4 billion in the U.S. alone.  The testing was conducted by Dr. Paul B. Savage’s laboratory at Brigham Young University (“BYU”).  Cerashield™ has not been cleared by the U.S. Food and Drug Administration for use in the United States or by any international regulatory agency.

                Up until recently, endotracheal tubes lacked any antimicrobial protection.  C.R. Bard’s recently FDA cleared Agento™ endotracheal tube is the first commercially available endotracheal tube to incorporate an antimicrobial agent (silver) into the tube to prevent bacterial growth.   In a study of 1,500 patients who required mechanical ventilation for more than 24 hours, use of the silver coated was shown to reduce the incidence of VAP by 36% (7.5% in the control arm, 4.8% in the treatment arm).   As each case of VAP is estimated to add 11 days of stay in the Intensive Care Unit and $16,000 in added hospital costs, any significant reduction in VAP rates is highly cost effective.  The Bard study, however, did not show any significant reduction in mortality (26% death rate in each arm).  Analysts have estimated the potential market for the Agento™ tube to be $360 million in annual sales in the United States.

                According to Dr. Michael Niederman, Professor of Medicine and Vice-Chairman of the Department of Medicine at the State University of New York at Stony Brook and Chairman of the Department of Medicine at Winthrop-University Hospital in Mineola, New York:  “There are two forms of VAP: early onset and late onset. Early onset VAP occurs within the first 5 days of mechanical ventilation, while late onset occurs in patients who require mechanical ventilation for more than 5 days.  The risk of mortality and poorer clinical outcomes is much higher with late onset VAP. A technology that could offer up to 21 days of protection against bacterial colonization of endotracheal tubes would be a very welcome advance.” Dr. Niederman is a member of the Company’s Scientific Advisory Board.

                Steve Porter, Chairman and CEO of Ceragenix stated: “While the Bard clinical study results are impressive and warrant rapid adoption of the Agento™ endotracheal tube in clinical practice, we believe that there is still substantial room for improvement in the reduction of VAP rates and in particular in the reduction of late-onset VAP.  As nearly all of the patients who require mechanical ventilation do so for 21 days or less, the ability of CeraShield™ coated endotracheal tubes to provide up to 21 days of protection against bacterial colonization in preclinical testing is an achievement that we believe may ultimately translate into improved clinical outcomes and lower medical costs for this preventable hospital acquired infection.  We look forward to conducting the necessary additional testing to bring this promising technology to market.”

                The U.S. Center for Medicare Services (“CMS”) indicated in August 2007 that it plans to consider whether it will no longer reimburse hospitals for the costs of VAP cases beginning in 2009. CMS has decided not to reimburse hospitals for urinary catheter associated infections beginning in October 2008.  The Company is currently evaluating the use of its CeraShield™ technology on urinary catheters and other medical devices. The Cerashield technology is the recipient of the Frost & Sullivan’s 2007 North American Technology Innovation Award for the field of Anti-Infective Coatings.

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a biopharmaceutical and medical device company focused on infectious disease and dermatology.  The Company has two base technology platforms; Ceragenins(tm) or (“CSAs”) for treatment of infectious disease and Barrier Repair for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others.  Ceragenin(tm) compounds are active against a broad range of gram positive and negative bacteria.  We have used our Ceragenin(tm) technology to formulate Cerashield(tm) antimicrobial coatings for medical devices.  All Ceragenin(tm) and Cerashield(tm) products are currently in the developmental stage.  Ceragenix’s patented Barrier Repair technology, invented by Dr. Peter Elias, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram™.   EpiCeram(r) has been cleared for marketing by the United States Food and Drug Administration (“FDA”) and the Company has entered into an exclusive supply and distribution agreement with Dr. Reddy’s Laboratories, Inc. (“DRL”) for the marketing and sales of the product in the United States.  The Company anticipates that DRL will launch EpiCeram(r) during the second half of 2008.  For additional information on Ceragenix, please visit www.ceragenix.com .

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities including completing development of its Ceragenin™ technology; the ability of the Company to meet its obligations under the supply and distribution agreement with Dr. Reddy’s Laboratories including, but not limited to, delivering shelf stable product prior to the planned launch; the ability of the Company to satisfy its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the FDA; successful clinical trials of the Company’s planned products including, the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the Company to commercialize its planned products; the ability of the Company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel.  The aforementioned factors do represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular important factors that could cause actual results to differ materially from our forward-looking statements including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this press release may affect us to a greater extent than indicated.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-KSB for the year ended December 31, 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K to be filed in 2008. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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